UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 4, 2019

CVS HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island	02895
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (401) 765-1500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Section 8 – Other Events

Item 8.01	Other Events.

On September 4, 2019, a final order was entered by Judge Leon in the United States District Court for the District of Columbia granting the government’s motion to enter the proposed final judgment in the Tunney Act review of CVS Health Corporation’s (“CVS Health”) acquisition of Aetna Inc. (“Aetna”). The order concludes that the settlement entered into between the United States Department of Justice (the “DOJ”) and CVS Health in connection with the acquisition of Aetna was within the reaches of the public interest. The order was issued without conditions.

CVS Health acquired Aetna on November 28, 2018. In connection with the acquisition, CVS Health entered into a consent decree with the DOJ that allowed the acquisition of Aetna to proceed provided Aetna agreed to sell its individual standalone Medicare Part D prescription drug plans (“PDPs”). On November 30, 2018, Aetna completed the sale of its standalone Medicare Part D PDPs.

The issuance of the order is the final step in the approval of CVS Health’s acquisition of Aetna. No further action is required by the District Court, the DOJ or any other entity with regard to the acquisition of Aetna.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

The exhibit to this Current Report on Form 8-K is as follows:

INDEX TO EXHIBITS

104       Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date: September 5, 2019	By:	/s/ Colleen M. McIntosh
Colleen M. McIntosh
Senior Vice President and Corporate Secretary